Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES SEPTEMBER SALES RESULTS

-Schedules Fiscal 2007 Third Quarter Earnings Conference Call for November 20, 2006-

HUDSON, OH — October 5, 2006 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that September net sales decreased 1.1% to $174.1 million versus $176.1 million in the same period last year. September same-store sales decreased 3.6% compared to a same-store sales increase of 0.2% last year.

For the first nine weeks of the third quarter, net sales decreased 1.9% to $294.0 million from $299.6 million in the same period last year. Same-store sales during that nine-week period declined 4.7% compared to a same-store sales decrease of 0.9% during the same nine-week period last year.

Year-to-date net sales decreased 2.0% to $1.082 billion from $1.104 billion in the prior year. Same-store sales decreased 5.7% year-to-date versus a 0.2% same-store sales decrease for the same period last year.

The Company will announce earnings for its third quarter of fiscal 2007 on November 20, 2006. In conjunction with the third quarter earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern Time.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 645 Jo-Ann Fabrics and Crafts traditional stores and 171 Jo-Ann superstores.